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                                                                      Exhibit 11

AKSYS, LTD. AND SUBSIDIARY
(a development stage enterprise)

Statement Regarding Computation of Net Loss Per Share


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
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                                                    Three months ended
                                             ---------------------------------
                                             March 31, 1999     March 31, 1998
                                             --------------     --------------
Net loss                                      $(4,514,430)       $(3,609,905)
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Weighted average common
  shares outstanding                           14,808,540         14,499,781
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Net loss per share, basic and diluted         $     (0.30)       $     (0.25)

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